Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PISMO COAST VILLAGE, INC.

The undersigned, being the President/CEO and the Vice President-Finance, respectively, of Pismo Coast Village, Inc., do hereby certify, in compliance with Title 18, Chapter 63, Section 1350 of the United States Code, that the periodic report which this Certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operation of the issuer.

Date:   May 14, 2024

                                                                        George Pappi Jr.

                                                                        President and Chief Executive Officer

Date:   May 14, 2024

                                                                        Suzanne M Colvin

                                                                        Vice President-Finance

                                                                        And Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.